UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bank of America Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Bank of America Corporation

2015 Special Meeting of Stockholders

September 22, 2015 at 10:00 a.m.

1 Bank of America Center Auditorium

150 North College Street

Charlotte, North Carolina 28202

Control Number: [[SingleControlNumber]]

<Stockholder Registration>

Dear Stockholder:

We are writing to alert you that Bank of America Corporation’s Special Meeting of Stockholders is now only days away and is scheduled to be held on September 22, 2015. As of the date of this notice, our records indicate that you have not yet voted your shares. Your vote is very important!

As set forth in our proxy statement dated August 13, 2015, at our Special Meeting of Stockholders, you will be asked to vote on ratifying our Board leadership structure. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF OUR BOARD LEADERSHIP STRUCTURE.

Please review our proxy material available in PDF by clicking on the following links: proxy statement and related materials. They are also available in PDF at http://investor.bankofamerica.com.

Submit your proxy to vote as soon as possible by the Internet or telephone.

•	By the Internet: please visit www.investorvote.com/bac and follow the voting instructions.

•	By telephone: please call toll-free 800-652-8683 and follow the voice prompts.

You will need the control number above to vote your shares by the Internet or telephone. Proxies to vote must be received prior to the closing of the polls on September 22, 2015.

If you have any questions or need assistance voting your shares, please contact our proxy solicitors:

Georgeson, Inc.

All stockholders may call toll free: 866-413-5902

Email: bankofamerica@georgeson.com

Innisfree M&A Incorporated

All stockholders may call toll free: 877-687-1875

Please note: Registered shareholders may unsubscribe to email notifications at any time by changing their elections at www.computershare.com/investor.

Questions?

For additional assistance regarding your account please visit www.computershare.com/ContactUs where you will find useful FAQs, contact phone numbers and our secure online contact form.

Please do not reply to this email. This mailbox is not monitored and you will not receive a response.